UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2011

EXELIS INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35228	45-2083813

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1650 Tysons Boulevard, Suite 1700
McLean, Virginia		22102

(Address of principal executive offices)		(Zip Code)
(703) 790-6300
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Approval of Certain Benefits Plans
     On October 11, 2011, the Board of Directors of Exelis Inc. (the “Board”) adopted and approved the Exelis Inc. Excess Savings Plan (the “Excess Savings Plan”), the Exelis Inc. 2011 Omnibus Incentive Plan (the “2011 Omnibus Plan”), the Exelis Inc. 1997 Annual Incentive Plan (the “Annual Incentive Plan”), the Exelis Inc. Annual Incentive Plan for Executive Officers (the “Annual Incentive Plan for Executive Officers”), the Exelis Inc. 1997 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), the Exelis Inc. Enhanced Severance Pay Plan (the “Enhanced Severance Pay Plan”), the Exelis Inc. Senior Executive Severance Pay Plan (the “Senior Executive Severance Pay Plan”), and the Exelis Inc. Special Senior Executive Severance Pay Plan (the “Special Senior Executive Severance Pay Plan”) (collectively, the “Exelis Plans”). On October 28, 2011, ITT Corporation (“ITT”), acting as the sole shareholder of Exelis Inc. (the “Company”) and in compliance with New York Stock Exchange rules and Section 162(m) of the Internal Revenue Code, approved the 2011 Omnibus Plan, the Annual Incentive Plan, the Annual Incentive Plan for Executive Officers and the Long-Term Incentive Plan. The Exelis Plans became effective on October 31, 2011.
     The Excess Savings Plan. Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts to the Company’s tax-qualified plans , the Company has established a non-qualified unfunded Excess Savings Plan to allow for Company contributions based on an eligible employee’s base salary in excess of these limits. All balances under the Excess Savings Plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings attributable to a stable value fund. Benefits will be paid in a lump sum in the seventh month following the last day worked by an employee. Employees are 100% vested at all times in any employee contributions they previously elected and in all Company contributions credited to their employee balances. Effective as of January 1, 2012, only Company contributions will be credited to employee balances under the Excess Savings Plan and no further employee contributions will be permitted.
     2011 Omnibus Plan. The purpose of the 2011 Omnibus Plan is to promote the long-term interests of the Company and its shareholders by strengthening the Company’s ability to attract and retain employees and members of the Board upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend. The 2011 Omnibus Plan permits the Compensation and Personnel Committee of the Board (the “Committee”) to grant to eligible employees and directors of the Company and its affiliates any of the following types of awards (or any combination thereof): nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other awards that may include, without limitation, unrestricted shares, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, service conditions or other goals established by the Committee and the payment of shares in lieu of cash under other Company incentive or bonus programs. Subject to adjustment, the maximum number of shares of the Company’s common stock authorized for issuance under the 2011 Omnibus Plan is 28,000,000 shares. The 2011 Omnibus Plan also generally governs equity awards that were issued under equity plans of ITT, the predecessor corporation of the Company, and that were converted into awards denominated in the Company’s common stock, provided that such converted awards will generally continue to be subject to the material terms and conditions of the original equity incentive plans under which they were granted.
     The Annual Incentive Plan. The purpose of the Annual Incentive Plan is to provide incentive compensation in the form of a cash award to eligible executives of the Company for achieving specific pre-established performance objectives. Amounts to be paid under the plan are intended to be made in compliance with Section 162(m) of the Internal Revenue Code and are based on the actual annual performance of the Company during a performance year as compared with the annual performance goals established and approved by the Committee prior to or within 90 days of the beginning of such performance year. Payment of awards, if any, will generally be paid as soon as practicable following the end of the applicable performance period. The Committee establishes the performance goals under the Annual Incentive Plan based on net operating profit after tax, economic value added, earnings per share, return on equity, return on total capital, or such other measures as determined by the Committee.
     The Annual Incentive Plan for Executive Officers. The purpose of the Annual Incentive Plan for Executive Officers is to provide incentive compensation in the form of a cash award to the Company’s executive officers for achieving specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals. Amounts paid by the Company under the Annual Incentive Plan for Executive Officers are intended to be made in compliance with Section 162(m) of the Internal Revenue Code and are based on the actual annual performance of the Company during a performance year as compared with the annual performance goals established and approved by the Committee prior to or within 90 days of the beginning of such performance year. Payment of awards, if any, will generally be paid as soon as practicable following the end of the applicable performance period. The maximum annual award to any executive officer is limited to $8,000,000. The Committee establishes the performance goals based on consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), net income, operating income, earnings per share, book value per share, return on shareholders’ equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price, market share, revenues or sales (including organic revenue), costs, cash flow, working capital, return on assets, total shareholder return, return on invested or total capital, economic value added, or such other measures as determined by the Committee.
     The Long-Term Incentive Plan. The Long-Term Incentive Plan authorizes performance awards to be made to key employees of the Company at the discretion of the Committee. The Committee has the full power, among others, to determine the size and frequency of awards under the Long-Term Incentive Plan, to determine the terms and conditions of each award, to establish performance measures, performance goals and performance periods, and to make all other determinations which may be necessary or advisable for the administration of the Long-Term Incentive Plan. Payment of awards, if any, is intended to be made in compliance with Section 162(m) of the Internal Revenue Code and is based on the Company’s performance as compared with the performance measures approved by the Committee prior to or within 90 days of the beginning of such performance period. Award payments are determined by the Committee, are paid solely in cash, and are generally made as soon as practicable following the end of the applicable performance period. The maximum annual award to any key employee is limited to $10,000,000. Performance measures used by the Committee may include metrics such as the attainment of certain target levels of or changes in economic value added, after-tax profits, operational cash flow, debt or other similar financial obligations, earnings, revenues, net income, return on capital, shareholders’ equity, return on shareholders’ equity, and total shareholder return relative to one or more indices.
     The Enhanced Severance Pay Plan. The purpose of the Enhanced Severance Pay Plan is to assist in occupational transition by providing severance benefits to eligible Company employees in the case of certain terminations in connection with an “acceleration event,” as defined in the plan. This plan generally covers (i) full-time, regular salaried employees of the Company (other than certain executives covered by the Special Senior Executive Severance Pay Plan) who are or were, at any time within the two year period immediately preceding their termination of employment, United States or Canadian citizens, or employed in the United States or Canada, and whose primary employment location is at the Company’s Corporate Headquarters (currently in McLean VA), and (ii) such other employees of the Company who are designated as covered employees by the Chief Executive of the Company, or the Senior Vice President, Director of Human Resources of the Company, or by a designee of such officers.
     The Enhanced Severance Pay Plan provides that severance will be paid to a covered employee upon a termination of employment by the Company without cause or by the employee for good reason, within the two (2) year period commencing on the date of the occurrence of an “acceleration event.” An employee will also be paid severance in the event of such employee’s termination without cause prior to and in contemplation of an “acceleration event” that ultimately occurs. Such enhanced severance payments and benefits will include (i) any accrued but unpaid compensation or vacation of the employee, (ii) severance pay that ranges from twenty-six weeks to one hundred and eight weeks of the employee’s current annual base salary and current target bonus, paid in installments, (iii) any enhanced amounts due under certain Company savings and pension plans, payable in a lump-sum, (iv) continued health and life insurance benefits for the length of the employee’s enhanced severance period following the date of the employee’s termination, (v) credit of an additional two years of age and eligibility service for purposes of the Company retiree health and retiree life insurance benefits, and (vi) outplacement services for one year following the employee’s date of termination along with certain other benefits.
     The Senior Executive Severance Pay Plan. The purpose of the Senior Executive Severance Pay Plan is to provide occupational transition for senior executives following certain termination scenarios. Senior executives who are U.S. citizens or who are employed in the United States in Band A at any time within the two year period immediately preceding such executive’s termination date are covered by the Senior Executive Severance Pay Plan. The Senior Executive Severance Pay Plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause and the plan does not provide severance payments for such executives who (i) voluntarily resign, (ii) voluntarily retire, (iii) refuse comparable employment with a purchaser in a divestiture situation, or (iv) terminate due to death or disability. Severance payments will be paid to eligible executives in the form of periodic payments according to the regular payroll schedule and will commence within 60 days following such executive’s termination date. The amount of the severance payment depends on the executive’s base pay and years of service with the Company (or its predecessor entity, ITT), with a minimum severance pay equal to twelve months of base pay and a maximum severance pay equal to twenty-four months of base pay. Such executive will continue to be eligible to participate in certain Company employee benefit plans as long as such executive is receiving severance pay, subject to certain excluded employee benefit plans. The Company’s obligation to continue severance payments is contingent on the executive’s compliance with the Company’s code of conduct, applicable corporate policies, non-disparagement provisions and non-competition provisions.
     The Special Senior Executive Severance Pay Plan. The purpose of the Special Senior Executive Severance Pay Plan is to assist in occupational transition by providing severance benefits for senior executives in the case of certain terminations in connection with an “acceleration event,” as defined in the plan. The plan is designed to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments in the case of an “acceleration event.” The Special Senior Executive Severance Pay Plan covers senior executives who are in Band A or Band B or who were in Band A or Band B at any time within the two year period immediately preceding an “acceleration event” as well as certain other executives designated by the Committee.
     The Special Senior Executive Severance Pay Plan provides that severance will be paid to a covered executive upon a termination of employment by the Company without cause or by the executive for good reason, within the two (2) year period commencing on the date of the occurrence of an “acceleration event.” A senior executive will also be paid severance in the event of such executive’s termination without cause prior to and in contemplation of an “acceleration event” that ultimately occurs. Executives are entitled to receive (i) any accrued but unpaid compensation or vacation of the executive, (ii) a severance payment of either three or two times (depending on whether the executive is a Band A or Band B executive, respectively) the sum of the executive’s current annual base salary rate and current target bonus, paid in installments, (iii) any enhanced amounts due under certain Company savings and pension plans, payable in a lump-sum, (iv) continued health and life insurance benefits following such executive’s date of termination for the length of the executive’s enhanced severance period, (v) credit of an additional three or two years of age and eligibility service for purposes of the Company retiree health and retiree life insurance benefits (depending on whether the executive is a Band A or Band B executive, respectively), and (vi) outplacement services for one year following the date of termination along with certain other benefits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIS INC.

Date: November 3, 2011	By:	/s/ Ann D. Davidson
Ann D. Davidson

	Its:	Senior Vice President, Chief Legal Officer and Corporate Secretary (Authorized Officer of Registrant)